                                                                   EXHIBIT 10.27

                         FIRST AMENDMENT TO REAL ESTATE
                          PURCHASE AND SALE AGREEMENT
                     AND TO EARNEST MONEY ESCROW AGREEMENT


     This First Amendment to Real Estate Purchase and Sale Agreement (the "First Amendment") is made as of this 12th day of August, 1996, by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY ("Seller") and PRENTISS
PROPERTIES INVESTORS, INC. ("Buyer").

                                   RECITALS:
                                   --------

     A. Buyer and Seller have previously entered into that certain Real Estate Purchase and Sale Agreement (the "Contract") dated as of June 27, 1996 regarding certain real property located in Dallas County, Texas and more particularly described therein (the "Real Property").

     B. The parties hereto desire to make certain modifications to the Contract.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1 . All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Contract.

     2. Notwithstanding the provisions of Section 6 of the Contract to the contrary, the Closing Date shall be the earlier of:

          a. Thirty (30) days following the date upon which the first sale is made pursuant to the initial public offering of interests in Prentiss Properties Trust; or

          b. October 3l, 1996.

     3. The Purchase Price is hereby increased to Thirty-Six Million Eight Hundred Fifty Thousand Dollars ($36,850,000.00).

     4.  Earnest Money.

          a. Contemporaneously with the execution and delivery of this Amendment, the parties hereto will direct the Title Company to return to Buyer all of the funds comprising the Deposit except for $75,000.00. Buyer agrees to deposit the following additional amounts with the Title Company on the dates set forth below, all of which shall be added to the Deposit:
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                On or before August 3l, 1996:  100,000.00
                On or before September 30, 1996:  125,000.00
                On or before October 30, 1996:  150,000.00.

          b. In the event that Buyer, for whatever reason, fails to fund any portion of the Deposit as set forth in paragraph 4.a. of this First Amendment by, on or before the dates set forth in such paragraph, then: (i) Buyer shall automatically be deemed to have elected to terminate the Contract and the then-current Deposit immediately shall be forfeited to Seller; (ii) Buyer shall have no responsibility for any additional deposits which are required to be made pursuant to paragraph 4.a. of this First Amendment; and (iii) the Contract shall terminate in accordance with terms of the Contract, except for those matters which expressly survive the termination of the Contract.

          c. In the event that the Closing occurs under the Contract, all the Deposit monies set forth in paragraph 4.a. of this First Amendment shall be applied to the Purchase Price.

     5. Notwithstanding anything contained in the Contract to the contrary, provided that the transaction contemplated in the Contract does not close due to acts of Buyer, and Seller is not in default hereunder, the Deposit shall not be refundable to Buyer.

     6. Notwithstanding anything contained in the Contract to the contrary, upon full execution of this First Amendment, Buyer shall be deemed to have approved the conditions set forth in Section 4(a) of the Contract, the Contract shall remain in full force and effect, and the Deposit, as it may be increased from time to time, shall be held by the Title Company in accordance with the terms of the Contract; provided, however, that if this First Amendment is not executed and returned to Seller by or before August 12, 1996 at 5:00 p.m. no provision hereof shall operate to extend the period of time provided in Section 4(a) of the Agreement beyond August 12, 1996.

     7. Notwithstanding anything to the contrary contained in paragraph 5 of the Contract, Seller agrees to seek approval of the Contract, and the transaction contemplated in the Contract, from Seller's Investment Committee, by no later than August 16, 1996.

     8. Buyer acknowledges that a suite of approximately 15,690 square feet of space located in the 2611 Westgrove Drive (Crestview I) portion of the Real Property is currently vacant and may be vacant as of the Closing. In the event a New Lease for such suite is obtained by Seller prior to the Closing, Buyer agrees to pay all costs related to occupancy thereof pursuant to the terms of
Section 6(f) of the Contract.

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     9.  Except as expressly modified by this First Amendment, the Contract shall remain in full force and effect.

     10. Earnest Money Escrow Agreement. The parties hereto mutually agree that the Escrow Agent (as that term is defined in the Earnest Money Escrow Agreement dated June 27, 1996, among the parties and Chicago Title Insurance Company ("CTT"), the "Escrow Agreement") shall be entitled to rely upon the terms and conditions hereof as an amendment to the Escrow Agreement and as authorization to disburse a portion of the Deposit in accordance with this Agreement. By signing below, the Escrow Agent acknowledges that the Escrow Agreement is so amended in accordance with the terms and conditions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.


                                    PRINCIPAL MUTUAL LiFE
                                    INSURANCE COMPANY

                                    By: /s/ Michael S. Duffy
                                       --------------------------------------
                                    Name: Michael S. Duffy
                                         ------------------------------------
                                           Assistant Director
                                    Title: Commercial Real Estate/Equities
                                          -----------------------------------

                                    By: /s/ Kurt D. Schaefter
                                       --------------------------------------
                                    Name: Kurt D. Schaefter
                                         ------------------------------------
                                           Assistant Director
                                    Title: Commercial Real Estate
                                          -----------------------------------


                                    PRENTISS PROPERTIES
                                    INVESTORS, INC.


                                    By: /s/ Mark R. Doran
                                       --------------------------------------
                                    Name: Mark R. Doran
                                         ------------------------------------
                                    Title: Vice-President
                                          -----------------------------------

                                    ESCROW AGENT:

                                    CHICAGO    TITLE    INSURANCE
                                    COMPANY,
                                    A Missouri corporation

                                    By: /s/ Gloria Ripoll
                                       --------------------------------------
                                    Name: Gloria Ripoll
                                         ------------------------------------
                                    Title: Escrow Officer
                                          -----------------------------------

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